Exhibit 99.1

                   Annaly Mortgage Management, Inc.
           Announces 4th Quarter and Year End 2003 Earnings

    NEW YORK--(BUSINESS WIRE)--Feb. 6, 2004--Annaly Mortgage Management, Inc. (NYSE: NLY) today reported earnings for the quarter ended December 31, 2003 of $42,697,000 or $0.44 per average share outstanding, as compared to $50,426,000 or $0.60 per average share outstanding for the quarter ended December 31, 2002. Earnings for the year ended December 31, 2003 were $180,103,000 or $1.95 per average share outstanding, as compared to $219,407,000 or $2.68 per average share outstanding for the year ended December 31, 2002.
    The Company was able to provide an annualized return on average equity of 14.88% for the quarter ended December 31, 2003, as compared to 18.63% for the quarter ended December 31, 2002. The return on average equity for the year ended December 31, 2003 was 16.04%, as compared to 22.44% for the previous year. Dividends declared for the quarter ended December 31, 2003 were $0.47 per share, compared to $0.28 for the quarter ended September 30, 2003 and $0.68 per share for the quarter ended December 31, 2002. Dividends declared for 2003 were $1.95, compared to $2.67 for 2002. The annualized dividend yield for the quarter, based on the December 31, 2003 closing price of $18.40, was 10.22%.
    "The improving fundamentals in the mortgage market--most notably the substantial reduction in prepayment speeds and premium amortization--enabled us to increase fourth quarter earnings per share by 47% and net interest income by 105% over the prior quarter," said Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly Mortgage Management. "The return to more hospitable operating conditions notwithstanding, the macroeconomic picture remains cloudy, nominal interest rates are at generational lows and refinancing activity, while down substantially from last spring and summer, is still at historically high levels. We remain vigilant for continued volatility in the markets."
    For the quarter ended December 31, 2003, the yield on average earning assets was 3.02% and the cost of funds on the average repurchase balance was 1.50%, which equates to an interest rate spread of 1.52%. This is an 83 basis point increase over the 0.69% interest rate spread for the quarter ended September 30, 2003, and a 6 basis point decrease over the 1.58% interest rate spread for the quarter ended December 31, 2002. For the quarter ended September 30, 2003, the yield on average earning assets was 2.13% and the cost of funds on the average repurchase balance was 1.44%, and for the quarter ended December 31, 2002 the yield on average earning assets was 3.56% and the cost of funds on the average repurchase balance was 1.98%. For the year ended December 31, 2003, the yield on average earning assets was 2.81% and the cost of funds on the average repurchase balance was 1.58%. For the year ended December 31, 2002, the yield on average earning assets was 4.22% and the cost of funds on the average repurchase balance was 2.10%. The interest rate spread decreased 89 basis points to 1.23% in 2003 from 2.12% for the prior year.
    The Constant Prepayment Rate decreased to 37% during the quarter ended December 31, 2003, as compared to 48% in the third quarter of 2003 and 43% for the quarter ended December 31, 2002. The Constant Prepayment Rate increased to 42% for the year ended December 31, 2003, as compared to 33% for the year ended December 31, 2002. The homeowners' prepayment option makes the average term, yield and performance of a mortgage-backed security uncertain because of the uncertainty in timing the return of principal. In general, an increase in amortization will decrease the total yield on a bond purchased at a premium, because over the life of the bond that premium has to be amortized. Conversely, a decrease in amortization will increase the total yield on a bond purchased at a premium. The total amount of amortization for the quarters ended December 31, 2003, September 30, 2003, and December 31, 2002 were $38,390,000, $72,047,000, and
$40,281,000, respectively. The total amortization for the year ended December 31, 2003 was $216,570,000 and for the year ended December 31, 2002 was $106,198,000. The weighted average purchase price of the portfolio was 102.5 at December 31, 2003, 102.6 at September 30, 2003, and 102.6 at December 31, 2002. Leverage at December 31, 2003 was 9.6:1, in comparison to 9.8:1 at September 30, 2003 and 9.4:1 at December 31, 2002.
    Commenting on the portfolio, Wellington Denahan, Vice Chairman and Chief Investment Officer, said, "The MBS market has begun to reflect the changing mortgage landscape. The decline in refinancing activity has moderated the effect of prepayments on the portfolio, resulting in improved yields. The CPR fell 11 percentage points from the third quarter to the fourth quarter, while the average yield on securities rose 89 basis points. We have also seen better investment opportunities due to the change in market fundamentals. Going forward, further declines in CPR will continue to help yields, but the low nominal level of rates will remain an issue."
    For the quarter ended December 31, 2003, the Company did not realize gains, as compared to $9.7 million in gains for the quarter ended September 30, 2003 and $11.6 million in gains for the quarter ended December 31, 2002. For the year ended December 31, 2003, the Company's gain on sale of assets was $40.9 million as compared to the prior year of $21.1 million.
    General and administrative expenses, as a percent of average assets was 0.13% for the quarter ended December 31, 2003, 0.12% for the quarter ended September 30, 2003 and 0.13% for the quarter ended December 31, 2002. General and administrative expenses, as a percent of average assets was 0.13% for the years ended December 31, 2003 and 2002. In addition, the Company's Dividend Efficiency Ratio, calculated as general and administrative expenses divided by dividends paid, was 9.4%, 15.3% and 6.8% for the quarters ended December 31, 2003, September 30, 2003, and December 31, 2002, respectively.
    "With our low expense ratio," said Mr. Farrell, "the increase in asset yield that comes about from slower prepayment speeds essentially drops to the bottom line. Our exercise of prudent portfolio management during the challenges of 2003 has left us well-positioned to take advantage of investment opportunities going forward."
    At December 31, 2003, September 30, 2003 and December 31, 2002, respectively, the Company had a book value of $11.96, $11.94 and $12.77. The Company classifies all investment securities as "available for sale;" which requires the Company to record the entire portfolio at market value. Fixed rate securities comprised approximately 27% of the Company's portfolio at December 31, 2003. The balance of the portfolio was comprised of 56% adjustable rate mortgages and 17% LIBOR floating rate collateralized mortgage obligations. The Company has continued to avoid the introduction of credit risk into its portfolio. As of December 31, 2003, all of the assets in the Company's portfolio were FNMA, GNMA, FHLMC mortgage-backed securities, and agency debentures, which carry an actual or implied "AAA" rating.
    Subsequent to year end, the Company announced that it signed a definitive merger agreement to acquire Fixed Income Discount Advisory Company upon shareholder approval, and the Company raised approximately $363.5 million in net proceeds through a follow-on offering of 20,700,000 shares of common stock.
    The Company is a Maryland corporation which owns and manages a portfolio of mortgage-backed securities. The Company's principal business objective is to generate net income for distribution to stockholders from the spread between the interest income on its mortgage-backed securities and the cost of borrowing to finance their acquisition. The Company has elected to be taxed as a real estate investment trust ("REIT") and currently has 116,803,031 shares of common stock outstanding.
    The Company will hold the fourth quarter 2003 earnings conference call on Monday, February 9, 2004 at 10:00 EST. The number to call is 1-800-915-4836. The re-play number is 1-800-428-6051 for domestic calls and 1-973-709-2089 for international calls and the pass code is 336911. There will be a web cast of the call on www.annaly.com. The re-play will be available for 48 hour after the call. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on E-Mail alerts, enter your e-mail address where indicated and click the Subscribe button.

    This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.


                   ANNALY MORTGAGE MANAGEMENT, INC.
                   STATEMENTS OF FINANCIAL CONDITION
                      (dollars in the thousands)



                                   DEC. 31,    SEPT. 30,    JUNE 30,
                                      2003        2003        2003
                                              (Unaudited) (Unaudited)
                                  ------------------------------------

ASSETS

Cash and cash equivalents                $247      $3,381        $304
Mortgage-Backed Securities, at
 fair value                        11,956,512  11,628,271  12,887,495
Agency Debentures, at fair value      978,167     976,814   1,375,980
Receivable for Mortgage-Backed
 Securities sold                            -     177,304     387,218
Accrued interest receivable            53,743      53,955      58,026
Other assets                            1,617       1,233       1,104
                                  ------------------------------------

Total assets                      $12,990,286 $12,840,958 $14,710,127
                                  ====================================

LIABILITIES AND STOCKHOLDERS'
 EQUITY

Liabilities:
  Repurchase agreements           $11,012,903 $11,201,897 $12,162,333
  Payable for Mortgage-Backed
   Securities purchased               761,115     445,148   1,306,238
  Accrued interest payable             14,989      13,868      16,788
  Dividends payable                    45,155      26,876      56,420
  Other liabilities                     4,017       4,294       4,708
  Accounts payable                      2,887       3,147       2,202
                                  ------------------------------------

Total liabilities                  11,841,066  11,695,230  13,548,689
                                  ------------------------------------

Stockholders' Equity:
  Common stock: par value $.01 per
   share;
     500,000,000 authorized,
      96,074,096, 95,964,915,
     94,030,753, 84,647,484, and
      84,569,206
     shares issued and
      outstanding, respectively           961         960         940
  Additional paid-in capital        1,194,159   1,192,819   1,157,092
  Accumulated other comprehensive
   income (loss)                      (47,261)    (51,870)      1,190
  Retained earnings                     1,361       3,819       2,216
                                  ------------------------------------

Total stockholders' equity          1,149,220   1,145,728   1,161,438
                                  ------------------------------------

Total liabilities and
 stockholders' equity             $12,990,286 $12,840,958 $14,710,127
                                  ====================================


                                               MARCH 31,   DEC. 31,
                                                  2003        2002
                                              (Unaudited)
                                              ------------------------

ASSETS

Cash and cash equivalents                            $945        $726
Mortgage-Backed Securities, at fair value      11,674,910  11,551,857
Agency Debentures, at fair value                  643,160           -
Receivable for Mortgage-Backed Securities sold    304,766      55,954
Accrued interest receivable                        50,087      49,707
Other assets                                          873         840
                                              ------------------------

Total assets                                  $12,674,741 $11,659,084
                                              ========================

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Repurchase agreements                       $10,192,049 $10,163,174
  Payable for Mortgage-Backed Securities
   purchased                                    1,335,427     338,691
  Accrued interest payable                         15,915      14,935
  Dividends payable                                50,789      57,499
  Other liabilities                                 2,816       2,812
  Accounts payable                                  1,033       1,907
                                              ------------------------

Total liabilities                              11,598,029  10,579,018
                                              ------------------------

Stockholders' Equity:
  Common stock: par value $.01 per share;
     500,000,000 authorized, 96,074,096,
      95,964,915,
     94,030,753, 84,647,484, and 84,569,206
     shares issued and outstanding,
      respectively                                    846         846
  Additional paid-in capital                    1,004,370   1,003,200
  Accumulated other comprehensive income
   (loss)                                          71,000      75,511
  Retained earnings                                   496         509
                                              ------------------------

Total stockholders' equity                      1,076,712   1,080,066
                                              ------------------------

Total liabilities and stockholders' equity    $12,674,741 $11,659,084
                                              ========================



                   ANNALY MORTGAGE MANAGEMENT, INC.
                       STATEMENTS OF OPERATIONS
                              (UNAUDITED)
                        (dollars in thousands)


                            For the Quarters Ended

                     December 31, September 30, June 30,
                         2003        2003         2003
                   ---------------------------------------------------

INTEREST INCOME       $89,186    $66,855    $93,892

INTEREST EXPENSE       42,264     43,922     51,770
                   ---------------------------------------------------

NET INTEREST INCOME    46,922     22,933     42,122

GAIN ON SALE OF
 MORTGAGE-BACKED
 SECURITIES                 -      9,656     20,231

GENERAL AND
 ADMINISTRATIVE
EXPENSES                4,225      4,110      4,201
                   ---------------------------------------------------

NET INCOME             42,697     28,479     58,152
                   ---------------------------------------------------

OTHER COMPREHENSIVE
 INCOME (LOSS):
  Unrealized gain
   (loss) on
   available-for-
   sale securities      4,609    (43,405)   (49,579)
  Less:
   reclassification
   adjustment for
   net gains
   included
      in net income         -     (9,656)   (20,231)
                   ---------------------------------------------------
  Other
   comprehensive
   income (loss)        4,609    (53,061)   (69,810)
                   ---------------------------------------------------

COMPREHENSIVE
 INCOME (LOSS)        $47,306   ($24,582)  ($11,658)
                   ===================================================

NET INCOME PER
 SHARE:
  Basic                 $0.44      $0.30      $0.62
                   ===================================================

  Diluted               $0.44      $0.30      $0.62
                   ===================================================

WEIGHTED AVERAGE
 NUMBER OF SHARES
 OUTSTANDING:
  Basic            96,027,468 94,685,685 93,384,128
                   ===================================================

  Diluted          96,232,899 95,500,486 93,588,024
                   ===================================================


                                       For the Quarters Ended

                                    March 31,             December 31,
                                      2003                   2002
                   ---------------------------------------------------

INTEREST INCOME                      $87,500                 $92,641

INTEREST EXPENSE                      44,048                  49,874
                   ---------------------------------------------------

NET INTEREST INCOME                   43,452                  42,767

GAIN ON SALE OF
 MORTGAGE-BACKED
 SECURITIES                           11,020                  11,563

GENERAL AND
 ADMINISTRATIVE
EXPENSES                               3,697                   3,904
                   ---------------------------------------------------

NET INCOME                            50,775                  50,426
                   ---------------------------------------------------

OTHER COMPREHENSIVE
 INCOME (LOSS):
  Unrealized gain
   (loss) on
   available-for-
   sale securities                     6,509                  12,692
  Less:
   reclassification
   adjustment for
   net gains
   included
      in net income                  (11,020)                (11,563)
                   ---------------------------------------------------
  Other
   comprehensive
   income (loss)                      (4,511)                  1,129
                   ---------------------------------------------------

COMPREHENSIVE
 INCOME (LOSS)                       $46,264                 $51,555
                   ===================================================

NET INCOME PER
 SHARE:
  Basic                                $0.60                   $0.60
                   ===================================================

  Diluted                              $0.60                   $0.60
                   ===================================================

WEIGHTED AVERAGE
 NUMBER OF SHARES
 OUTSTANDING:
  Basic                            84,606,786             84,525,171
                   ===================================================

  Diluted                          84,837,390             84,766,747
                   ===================================================



                   ANNALY MORTGAGE MANAGEMENT, INC.
                       STATEMENTS OF OPERATIONS
                        (dollars in thousands)

                                                  For the    For the
                                                    year       year
                                                   ended      ended
                                                  December   December
                                                  31, 2003   31, 2002
                                                ----------------------

INTEREST INCOME                                   $337,433   $404,165

INTEREST EXPENSE                                   182,004    191,758
                                                ----------------------

NET INTEREST INCOME                                155,429    212,407

GAIN ON SALE OF MORTGAGE-BACKED SECURITIES          40,907     21,063

GENERAL AND ADMINISTRATIVE EXPENSES                 16,233     13,963
                                                ----------------------

NET INCOME                                         180,103    219,507
                                                ----------------------

OTHER COMPREHENSIVE INCOME (LOSS):
  Unrealized gain (loss) on available-for-sale
   securities                                      (81,865)    58,405
  Less:  reclassification adjustment for net
   gains included in net income                    (40,907)   (21,063)
                                                ----------------------
  Other comprehensive income (loss)               (122,772)    37,342
                                                ----------------------

COMPREHENSIVE INCOME (LOSS)                        $57,331   $256,849
                                                ======================

NET INCOME PER SHARE:
  Basic                                              $1.95      $2.68
                                                ======================

  Diluted                                            $1.94      $2.67
                                                ======================

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
  Basic                                         92,215,352 82,044,141
                                                ======================

  Diluted                                       93,031,253 82,282,883
                                                ======================

    CONTACT: Annaly Mortgage Management, Inc.
             Kathryn Fagan, 212-696-0100
             www.annaly.com
             1-888-8Annaly